    As filed with the Securities and Exchange Commission on December 4, 2000

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

        DELAWARE                                    06-1555163
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            MCK COMMUNICATIONS, INC.
                              117 KENDRICK STREET
                          NEEDHAM, MASSACHUSETTS 02494
                                 (617) 454-6100
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             FULL TITLE OF THE PLAN

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                       ----------------------------------

                                STEVEN J. BENSON
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                            MCK COMMUNICATIONS, INC.
                              117 KENDRICK STREET
                          NEEDHAM, MASSACHUSETTS 02494
                                 (617) 454-6100

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                       ----------------------------------

                                With copies to:
                                  Sally Burke
                            MCK Communications, Inc.
                              117 Kendrick Street
                          Needham, Massachusetts 02494
                                 (617) 454-6100


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                                             Proposed Maximum
                                 Amounts to be      Proposed Maximum        Aggregate Offering         Amount of
                                  Registered   Offering Price Per Share (1)     Price(1)          Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant
to the 2000 Employee Stock         500,000              $5.6875                 $2,843,750             $750.75
Purchase Plan
====================================================================================================================



(1) The Proposed Maximum Offering Price Per Share and the Proposed Aggregate Offering Price are based upon the average of the high and low prices for the Registrant's Common Stock, par value $.001 per share, as reported on the Nasdaq National Market on November 30, 2000, in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, and are utilized solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  PLAN INFORMATION. *

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

         * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         MCK Communications, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2000 filed with the Securities and Exchange Commission on July 31, 2000 (File No. 000-32090);

         (b) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since April 30, 2000; and

         (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated October 18, 1999 as filed with the Securities and Exchange Commission on October 18, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), Article VII of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant, or is acting in any capacity with other entities at the written request of the registrant, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

         Under Section 7 of the Underwriting Agreement filed as Exhibit 1.1 to the MCK Communications, Inc. Registration Statement on Form S-1 (File No. 333-85821), the Underwriters have agreed to indemnify, under certain conditions, the Registrant, its directors, certain officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

         The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBITS
--------

         5.1 Opinion of McDermott, Will & Emery as to the legality of the securities being offered

         23.1     Consent of McDermott, Will & Emery (included in Exhibit 5.1)

         23.2     Consent of Ernst & Young LLP

         23.3 Powers of Attorney (included on signature pages to this Registration Statement)

         99.1     2000 Employee Stock Purchase Plan of the Registrant

------------------------

Item 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or
         Section 15 (d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act, MCK Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newton, Massachusetts on November 30, 2000.

                                         MCK Communications, Inc.

                                         By: /s/ Steven J. Benson
                                            ----------------------------------
                                             Steven J. Benson
                                             Chairman, Chief Executive Officer
                                             and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Steven J. Benson and Paul K. Zurlo such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such period and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                                               DATE

/s/ Steven J. Benson        Chairman of the Board, (Chief Executive         November 30, 2000
-------------------------   Officer, President, Chairman and Director)
Steven J. Benson

/s/ Paul K. Zurlo           Chief Financial Officer (Principal Financial    November 30, 2000
-------------------------   and Accounting Officer)
Paul K. Zurlo

                            Director
-------------------------
Calvin K. Manz

/s/ John B. Landry          Director                                        November 30, 2000
-------------------------
John B. Landry

/s/ Gregory M. Avis         Director                                        November 30, 2000
-------------------------
Gregory M. Avis

/s/ Michael H. Balmuth      Director                                        November 30, 2000
-------------------------
Michael H. Balmuth

                            Director
-------------------------
Paul Severino


                                  EXHIBIT INDEX


EXHIBITS
--------

  5.1 Opinion of McDermott, Will & Emery as to the legality of the securities being offered

 23.1     Consent of McDermott, Will & Emery (included in Exhibit 5.1)

 23.2     Consent of Ernst & Young LLP

 23.3 Powers of Attorney (included on signature pages to this Registration Statement)

 99.1     2000 Employee Stock Purchase Plan of the Registrant

----------------